Exhibit 10.8

ROCKET COMPANIES, INC.

2020 OMNIBUS INCENTIVE PLAN

FORM OF NOTICE OF STOCK OPTION GRANT

Participant:	[ ]

# of Shares Subject to Option:	[ ] Shares

Type of Option:	Nonqualified Stock Option

Exercise Price Per Share:	$[ ]

Date of Grant:	[ ]

Date Exercisable:	The Option may be exercised to the extent vested.

Vesting Schedule:

Except as otherwise provided in the Award Agreement attached hereto as Annex I, 33.33% of the Option shall vest and become exercisable on the first anniversary of the Date of Grant (the “First Vesting Date”), and the remaining 66.67% shall vest and become exercisable in equal monthly installments over the twenty-four (24) month period following the First Vesting Date beginning on the one (1) month anniversary of the First Vesting Date (each such date, a “Vesting Date”), subject to the Participant’s continued employment(1) with the Company through the applicable Vesting Date. Any fractional portion of the Option resulting from the application of the Vesting Schedule shall be aggregated and the portion of the Option resulting from such aggregation shall vest on the final Vesting Date.

(1): Note: For awards made to consultants, all references to “employment” will be replaced with “services.”

By signing your name below, you accept the Option and acknowledge and agree that the Option is granted under and governed by the terms and conditions of the 2020 Omnibus Incentive Plan, the Award Agreement set forth on Annex I and the restrictive covenants set forth on Exhibit A thereto, each of which are hereby made a part of this document.  You further acknowledge and agree that, notwithstanding the foregoing, this Option is contingent upon the consummation of the closing of the initial public offering of the Company, and in the event such closing does not occur, the Option granted hereunder shall be void ab initio without any further liability to the Company or any of its Affiliates.

PARTICIPANT	ROCKET COMPANIES, INC.

By:

Title:

ANNEX I

ROCKET COMPANIES, INC.

2020 OMNIBUS INCENTIVE PLAN

FORM OF NONQUALIFIED STOCK OPTION SENIOR TEAM MEMBER AWARD AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and this Award Agreement, Rocket Companies, Inc. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”)  has granted the Participant an Option under the Rocket Companies, Inc. 2020 Omnibus Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Grant Notice at the Exercise Price indicated in the Grant Notice. The Option is granted to the Participant effective as of the Date of Grant.  Capitalized terms not explicitly defined in this Award Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

1.              Vesting Schedule.  Subject to the provisions contained herein, the Option shall vest as provided in the Grant Notice.

2.              Exercise of Option.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Grant Notice as modified by Section 4, if applicable, as follows:

(a)                                 Right to Exercise.

i.                  The Option may be exercised to the extent vested.

ii.               The Option may not be exercised for a fraction of a Share.

iii.            In no event may the Option be exercised after the tenth anniversary of the Date of Grant (the “Expiration Date”).

(b)                                 Method of Exercise.

i.                  The Participant (or the Participant’s representative, devisee or heir, as applicable) may exercise any portion of the Option that has become exercisable as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying the number of whole Shares to be purchased, together with payment in full of the Payment Amount (as defined in Section 3).

ii.               The Company is not obligated, and shall have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the applicable laws, with such compliance determined by the Company in consultation with its legal counsel.  Assuming such compliance, for income tax purposes such Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

3.              Method of Payment.  Payment of the aggregate Exercise Price and any required tax withholding (the “Payment Amount”) shall be by any of the following, or a combination of the following, at the election of the Participant:

(a)                                 cash or check;

(b)                                 if permitted by the Committee, by the Participant’s (x) transferring to the Company, effective as of the exercise date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount or (y) electing to have the Company retain a portion of the Shares purchased upon exercise of the Option having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount;

(c)                                  if the Shares are listed on an exchange or market, and if the Company is at such time permitting broker-assisted cashless exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the Exercise Price (and applicable withholding taxes) and in any event in accordance with applicable law; or

(d)                                 by any other method as may be approved by the Committee.

4.              Termination of Employment.  In the event of the Participant’s termination of employment with the Company, the Participant (or the Participant’s representative, devisee or heir, as applicable) may exercise the Option as set forth in this Section 4.

(a)                                 Death or Disability.  In the event of the Participant’s termination of employment with the Company at any time due to the Participant’s death or Disability, any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any vested portion of the Option shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date.

(b)                                 For Cause.  In the event of the Participant’s termination of employment with the Company for Cause, the entire unexercised portion of the Option, whether vested or unvested, shall be forfeited as of the date of such termination without any payment to the Participant.

(c)                                  Resignation or Termination without Cause Absent a Change in Control.

i.                  In the event of the Participant’s resignation or a termination of employment by the Company without Cause (other than for death or Disability or as set forth in Section 5(a)(ii)), any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant.

ii.               In such circumstances, any vested portion of the Option shall remain exercisable until the earlier of (x) 90 days following such termination of employment with the Company and (y) the Expiration Date.

5.              Change in Control.

(a)                                 In the event of a Change in Control, if (i) the acquiror, surviving company or a parent or subsidiary thereof, does not assume or continue any portion of the Option that is outstanding immediately prior to the effective date of the Change in Control or substitute a similar stock award for such Option or (ii) the Participant’s employment is terminated by the Company without Cause (other than for death or Disability) or by the Participant for Good Reason (as defined below), in each case, within eighteen (18) months following the effective date of the Change in Control, the Option then held by the Participant shall, to the extent unvested, become immediately vested and exercisable and remain exercisable as set forth in Section 4(c)(ii).

(b)                                 For purposes of this Award Agreement, “Good Reason” means, absent the Participant’s written consent: (A) a material diminution in the Participant’s authority, duties, or responsibilities; (B) a material diminution in the Participant’s base salary other than a general reduction in base salary that affects all similarly situated employees; or (C) a relocation of the Participant’s principal place of employment by more than 50 miles from the Participant’s current principal place of employment, unless the new principal place of employment is closer to the Participant’s home address or the position is virtual.  In order for the Participant to resign from employment with the Company for Good Reason, the Participant must give written notice to the Company within 30 days of the initial existence of any of the foregoing changes, the Company shall have 30 days upon receipt of such notice to remedy the condition so as to eliminate the “Good Reason,” and if not remedied, the Participant’s employment must terminate no later than 30 days following the expiration of such cure period.

6.              Clawback.  To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award Agreement).  The Participant hereby acknowledges and agrees that the Option shall be subject to any clawback policies approved by the Committee from time to time, the Committee retains the right at all times to decrease or terminate all awards and payments under the Plan, and any and all amounts payable under the Plan, or paid under the Plan, shall be subject to clawback, forfeiture, and reduction to the extent determined necessary to comply with applicable law and/or policies of the Company.

7.              Restrictive Covenants.

(a)                                 Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the Participant shall be subject to the confidentiality and restrictive covenants set forth on Exhibit A attached hereto, which Exhibit A is incorporated herein and forms part of this Award Agreement.

(b)                                 In the event that the Participant violates any of the restrictive covenants referred to in this Section 7, in addition to any other remedy that may be available at law or in equity, the Option shall be automatically forfeited effective as of the date on which such violation first occurs.  The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

8.              Miscellaneous.

(a)                                       Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Award Agreement.

(b)                                 Transferability.  The Option shall be subject to Section 15(b) of the Plan.

(c)                                  Waiver.  No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)                                 Notices.  All notices, requests and other communications under this Award Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below.

if to the Company, to:

Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
Attention: General Counsel

if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

(e)                                  Severability.  The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.

(f)                                   Successors.  The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g)                                  Entire Agreement.  The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts the Option and agrees to be bound by its contractual terms as set forth herein (including Exhibit A) and in the Plan. The Participant acknowledges and agrees that the grant of the Option constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound.  The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Award Agreement, the Plan terms and provisions shall prevail.  This Award Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(h)                                 Governing Law.  Except as otherwise set forth in an Employment Agreement, this Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)                                     Dispute Resolution; Consent to Jurisdiction.  Except as otherwise set forth in an Employment Agreement, the Participant and the Company agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Award Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Third Judicial Circuit, Wayne County, Michigan or the United States District Court for the Eastern District of Michigan, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(j)                                    International Participants.  To the extent the Participant resides or works outside of the United States or is subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of this Award Agreement in order to conform the terms hereunder or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates.  Without limiting the generality of this Section 8(j), the Committee is specifically authorized to adopt rules and procedures with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of the exercise of the Option granted hereunder, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements.  The Committee may also adopt rules or procedures applicable to particular Subsidiaries, Affiliates or locations.

(k)                                 Electronic Signature and Delivery. This Award Agreement may be accepted by return signature or by electronic confirmation.  By accepting this Award Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information shall be delivered in hard copy to the Participant).

(l)                                     Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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EXHIBIT A

RESTRICTIVE COVENANTS

The Participant acknowledges and agrees that during the Participant’s employment with the Company, the Participant will be providing services to the Company and that the Participant will be intimately involved in the planning for or direction of the business of the Company, and that the Participant has or will obtain selective or specialized skills, knowledge, abilities, or customer contacts or information by reason of working for the Company and providing services to the Company.

1.              Noncompetition.  During the Participant’s employment with the Company and for a period of eighteen (18) months thereafter (the “Restricted Period”), the Participant shall not, either directly or indirectly, on the Participant’s behalf or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a “Person”), engage, within the Territory (as described below), as an officer, director, owner, partner, member, joint venturer, employee, independent contractor, agent or consultant in any business engaged in the Business of the Company (as described below); provided, however, that the Participant shall not be prohibited from passively owning less than five percent (5%) of the outstanding shares of any class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “34 Act”).

2.              Nonsolicitation.  In addition, during the Restricted Period, the Participant shall not, either directly or indirectly, on the Participant’s behalf or on behalf of or in conjunction with any other Person:

(a)                                 solicit or attempt to solicit any employee, agent or contract worker of the Company or any of its Affiliates (or any employee, agent or contract worker who was employed or engaged by the Company or any of its Affiliates within the twenty-four (24) months prior to the Participant’s termination of employment) to end his or her relationship with the Company or any of its Affiliates or hire or attempt to hire any of the foregoing; or

(b)                                 seek to induce or otherwise cause any customer, client, supplier, vendor, licensee, licensor or any other Person with whom the Company or any of its Affiliates then has, or during the twenty-four (24) months prior to such time had, a business relationship, whether by contract or otherwise, to discontinue or alter such business relationship in a manner that is adverse to the Company or any of its Affiliates.

i.                  The “Territory” shall be defined as the United States of America, Canada and any other territory where the Participant is working at the time of termination of employment with the

Company or the Company is doing business; which the Participant acknowledges and agrees is the territory in which the Participant is providing services to the Company.

ii.               The “Business of the Company” means (A) any business or activity engaged in by the Company and (B) any other business opportunity that is under active consideration by the Company during the Participant’s employment with the Company.

3.              Blue Pencil.  The restrictive covenants set forth herein are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  If any provision of the restrictive covenants set forth herein relating to the time period, scope, or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction or arbitrator to exceed the maximum time period, scope, or geographic area, as applicable, that such court or arbitrator deems reasonable and enforceable, then the restrictive covenants set forth herein shall automatically be considered to have been amended and revised to reflect such determination.

4.              Severability. All of the covenants set forth herein shall be construed as an agreement independent of any other provisions in this Exhibit A, and the existence of any claim or cause of action the Participant may have against the Company, whether predicated on this Exhibit A or otherwise, shall not constitute a defense to the enforcement by the Company or any of its Affiliates of such covenants.

5.              Participant Acknowledgments.  The Participant has carefully read and considered the provisions of the restrictive covenants set forth herein and, having done so, agrees that the restrictive covenants set forth herein impose a fair and reasonable restraint on the Participant and are reasonably required to protect the interests of the Company and its Affiliates and their respective officers, directors, employees and equityholders.

6.              Trade Secrets and Confidential Information.

(a)                                 “Confidential Information” means all non-public or proprietary data or information (other than Trade Secrets) concerning the business and operations of the Company or any of its Affiliates, including, but not limited to, any non-public information (regardless of whether in writing or retained as personal knowledge) pertaining to research and development; product costs, designs and processes; equityholder information; pricing, cost, or profit factors; quality programs; annual budget and long-range business plans; marketing plans and methods; contracts and bids; business ideas and methods, inventions, innovations, developments, graphic designs, website designs, patterns, specifications, procedures, databases and personnel.  “Trade Secret” means trade secret as defined by applicable state law.  In the absence of such a definition, Trade Secret means information including, but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(b)                                 The Participant acknowledges that in the course of the Participant’s prior services to affiliates of the Company and the Participant’s future employment with the Company, the Participant has received or will receive and has had or will have access to Confidential Information and Trade Secrets of the Company or any of its Affiliates, and that unauthorized or improper use or disclosure by the Participant of such Confidential Information or Trade Secrets will cause serious and irreparable harm to the Company or any of its Affiliates.  Accordingly, the Participant is willing to enter into the covenants contained herein in order to provide the Company and its Affiliates with what the Participant considers to be reasonable protection for its interests.

(c)                                  The Participant hereby agrees to (i) hold in confidence all Confidential Information of the Company or any of its Affiliates that come into the Participant’s knowledge during the Participant’s employment by the Company and (ii) not disclose, publish or make use of such Confidential Information, other than in the good-faith performance of the Participant’s duties, without the prior written consent of the Company for as long as the information remains Confidential Information.

(d)                                 The Participant hereby agrees to hold in confidence all Trade Secrets of the Company or any of its Affiliates that come into the Participant’s knowledge during the Participant’s employment by the Company and not to disclose, publish, or make use of at any time after the date hereof such Trade Secrets without the prior written consent of the Company for as long as the information remains a Trade Secret.

(e)                                  Notwithstanding the foregoing, the provisions of this Section 6 will not apply to (i) Confidential Information or Trade Secrets that otherwise becomes generally known in the industry or to the public through no act of the Participant or any person or entity acting by or on the Participant’s behalf or information which the Participant can demonstrate to have had rightfully in the Participant’s possession prior to the commencement of the Participant’s employment with the Company or (ii) information required to be disclosed by judicial or governmental proceedings; provided that, in the event the Participant is ordered by a court or other government agency to disclose any Confidential Information, the Participant shall (1) promptly notify the Company of such order, (2) diligently contest such order at the sole expense of the Company as expenses occur, and (3) seek to obtain at the sole expense of the Company such confidential treatment as may be available under applicable laws for any information disclosed under such order.

(f)                                   Notwithstanding anything to the contrary herein, none of the covenants set forth herein  will prohibit the Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the ‘34 Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or require modification or prior approval by the Company of any such reporting.

(g)                                  Notwithstanding anything to the contrary contained herein, pursuant to the Defend Trade Secrets Act of 2016, the Participant shall not be held criminally or civilly liable under any federal or state Trade Secret law for the disclosure of a Trade Secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  The Participant also understands that if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Trade Secret to the Participant’s attorney and use the Trade Secret information in the court proceeding, if the Participant (i) files any document containing the Trade Secret under seal, and (ii) does not disclose the Trade Secret, except pursuant to court order.

7.              Work Product and Inventions.

(a)                                 The Participant acknowledges that the Participant’s work on and contributions to documents, programs, methodologies, protocols, and other expressions in any tangible medium (including, without limitation, all business ideas and methods, inventions, innovations, developments, graphic designs, web site designs, patterns, specifications, procedures or processes, market research, databases, works of authorship, products and other works of creative authorship) which have been or will be prepared by the Participant, or to which the Participant has contributed or will contribute, in connection with the Participant’s services to the Company (collectively, “Works”), are and will be within the scope of the Participant’s employment and part of the Participant’s duties and responsibilities.  The Participant’s work on and contributions to the Works will be rendered and made by the Participant for, at the instigation of, and under the overall direction of the Company, and are and at all times shall be regarded, together with the Works, as “work made for hire” as that term is used in the United States Copyright Laws.  However, to the extent that any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a “work made for hire”, the Participant hereby assigns, grants, and delivers exclusively and throughout the world to the Company all rights, titles and interests in and to any such Works, and all copies and versions, including all copyrights and renewals.  The Participant agrees to cooperate with the Company and to execute and deliver to the Company and its successors and assigns, any assignments and documents the Company requests for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive, perpetual and worldwide ownership of all rights, titles and interests of every kind and nature, including all copyrights, in and to the Works, and the Participant constitutes and appoints the Company as its agent to execute and deliver any assignments or documents the Participant fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable.  Without limiting the preceding provisions of this Section 7(a), the Participant agrees that the Company may edit and otherwise modify, and use, publish and otherwise exploit, the Works in all media and in such manner as the Company, in its sole discretion, may determine.

(b)                                 The Participant shall disclose promptly to the Company (which shall receive it in confidence), and only to the Company, any invention or idea of the Participant in any way connected with the Participant’s services or related to the Business of the Company, the research or development of the Company or any of its Affiliates, or demonstrably anticipated research or development (developed alone or with others), conceived or made during the Participant’s employment or services with the Company or within three (3) months thereafter and hereby assigns to the Company any such invention or idea.  The Participant agrees, subject to reimbursement of actual out of pocket expenses related thereto and at the Company’s sole liability and expense, to cooperate with the Company and sign all papers reasonably deemed necessary by the Company to enable it to obtain, maintain, protect and defend patents covering such inventions and ideas and to confirm the Company’s exclusive ownership of all rights in such inventions, ideas and patents, and irrevocably appoints the Company as its agent to execute and deliver any assignments or documents the Participant fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable.  This constitutes the Company’s written notification that this assignment does not apply to an invention for which no equipment, supplies, facility or Trade Secret information of the Company or any of its Affiliates was used and which was conceived and developed entirely on the Participant’s own time, unless (i) the invention relates (A) directly to the Business of the Company, or (B) to actual or demonstrably anticipated research or development of the Company or any of its Affiliates, or (ii) the invention results from any work performed by the Participant for the Company or any of its Affiliates.

8.              Equitable Remedy.  Because of the difficulty of measuring economic losses to the Company or any of its Affiliates as a result of a breach of the covenants set forth herein, and because of the immediate and irreparable damage that would be caused to the Company and its Affiliates for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company or any of its Affiliates, at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach by the Participant of any provision set forth herein.  The Company and each of its Affiliates may seek temporary and/or permanent injunctive relief for an alleged violation of the covenants set forth herein without the necessity of posting a bond.